As filed with the Securities and Exchange Commission on December 8, 1995

                                                      Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.
            (Exact name of registrant as specified in its charter)

             Delaware                                64-0518209
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)                Identification No.)

                            200 South Lamar Street
                        Security Centre, South Building
                          Jackson, Mississippi  39201
          (Address of principal executive offices including zip code)

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.
                         1990 EXECUTIVE INCENTIVE PLAN
                           (Full title of the plan)

                               Leonard G. Kriss
             Senior Vice President, General Counsel and Secretary
                  Mobile Telecommunication Technologies Corp.
                            200 South Lamar Street
                        Security Centre, South Building
                          Jackson, Mississippi  39201
                    (Name and address of agent for service)

                                (601) 944-1300
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED
 TITLE OF                                                    PROPOSED      MAXIMUM
SECURITIES                                 AMOUNT            MAXIMUM      AGGREGATE      AMOUNT OF
  TO BE                                     TO BE        OFFERING PRICE    OFFERING    REGISTRATION
REGISTERED                               REGISTERED(1)     PER SHARE(2)    PRICE(2)         FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
per share with associated rights          3,500,000       $20.50         $71,750,000    $24,741.38
=============================================================================================================

(1) Registrant has previously registered 2,500,000 shares of Common Stock with associated rights issuable to officers and employees of Registrant and its subsidiaries pursuant to the Mobile Telecommunication Technologies Corp. 1990 Executive Incentive Plan (the "Plan") on its Registration Statement on Form S-8 (No. 33-55722). This Registration Statement is being filed to register additional shares of Common Stock for issuance under the Plan.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock reported on the NASDAQ National Market System on December 7, 1995.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

   The following documents heretofore filed by Mobile Telecommunication Technologies Corp. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

   (1) Registration Statement on Form S-8 (No. 33-55722) filed on December 15, 1992;

   (2) Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 31, 1995;

   (3) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, filed on May 15, 1995;

   (4) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, filed on August 14, 1995;

   (5) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, filed on November 14, 1995;

   (6) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10, filed on November 18, 1988 and declared effective on December 29, 1988 (File No. 0-17316);

   (7) The amended description of the Company's Common Stock contained in the Form 8 Amendment to the Registration Statement on Form 10, filed on April 4, 1989;

   (8) The description of the Company's Rights to Purchase Stock contained in the Registration Statement on Form 8-A, filed on August 3, 1989; and

   (9) The portions of the Proxy Statement for the Annual Meeting of Stockholders of the Company held May 25, 1995, that have been incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.  Exhibits.

   4.1       Restated Certificate of Incorporation of the Company (filed as
             Exhibit 3.3 to the Registration Statement on Form 10 filed on November 18, 1988 and declared effective on December 29, 1988, incorporated herein by reference)

   4.2 By-Laws of the Company, as amended (filed as Exhibit 3.4 to the Registration Statement on Form 10 filed on November 18, 1988 and declared effective on December 29, 1988, incorporated herein by reference)

   4.3 Certificate of Designations of Series C Junior Participating Preferred Stock of the Company (filed as Exhibit 3 to the Registration Statement on Form 8-A filed on August 3, 1989, incorporated herein by reference)

   4.4 Rights Agreement dated as of July 26, 1989 between the Company and NCNB Texas National Bank (filed as Exhibit 2 to the Registration Statement on Form 8-A filed on August 3, 1989, incorporated herein by reference)

   4.5 Form of Right Certificate of the Company (filed as Exhibit 1 to the Registration Statement on Form 8-A filed on August 3, 1989, incorporated herein by reference)

   4.6 Certificate of Designations of the $2.25 Cumulative Convertible Exchangeable Preferred Stock of the Company (Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, incorporated herein by reference)

   4.7       Form of Common Stock Certificate of the Company (filed as Exhibit
             4.1 to the Registration Statement on Form S-1, File No. 33-30923, filed on September 1, 1989 and declared effective on October 11, 1989, incorporated herein by reference)

   4.8 Mobile Telecommunication Technologies Corp. 1990 Executive Incentive Plan, as amended, (filed as Exhibit 10 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, incorporated herein by reference)

   4.9 Form of non-qualified stock option agreement (filed as an exhibit to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990, incorporated herein by reference)

   5         Opinion of Counsel

   23.1      Consent of Independent Public Accountants

   23.2      Consent of Counsel (included in Exhibit 5 hereto)

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 31st day of October, 1995.


                            MOBILE TELECOMMUNICATION
                              TECHNOLOGIES CORP.


                            By:  /s/ John N. Palmer
                                -------------------------
                                 John N. Palmer
                                 Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                      Title                    Date
---------------------           ----------------          -------------

/s/ John N. Palmer
-----------------------
John N. Palmer                  Chairman of the Board      October 31, 1995
                                (Principal Executive
                                Officer)

/s/ M. Bernard Puckett
-----------------------
M. Bernard Puckett              President, Chief           October 31, 1995
                                Executive Officer and
                                Director

/s/ J. Robert Fugate
-----------------------
J. Robert Fugate                Senior Vice President-     October 31, 1995
                                Finance and Chief
                                Financial Officer
                                (Principal Financial
                                and Accounting Officer)


 /s/ Haley Barbour
-----------------------
Haley Barbour                   Director                   October 31, 1995


/s/ Thomas G. Barksdale
-----------------------
Thomas G. Barksdale             Director                   October 31, 1995


/s/ Jai P. Bhagat
-----------------------
Jai P. Bhagat                   Director                   October 31, 1995



-----------------------
Gregory Maffei                  Director                   __________, 1995


/s/ R. Faser Triplett
-----------------------
R. Faser Triplett               Director                   October 31, 1995


/s/ E. Lee Walker
-----------------------
E. Lee Walker                   Director                   October 31, 1995


/s/ John E. Welsh III
-----------------------
John E. Welsh III               Director                   October 31, 1995

                                 EXHIBIT INDEX


   The following exhibits are filed as part of this Registration Statement. Where such filing is made by incorporation by reference (I/B/R) to a previously filed statement or report, such statement or report is identified in parentheses.


   Exhibit
   Number      Exhibit Description
    4.1        Restated Certificate of Incorporation of the
               Company (filed as Exhibit 3.3 to the Registration Statement on
               Form 10 filed on November 18, 1988 and declared effective on
               December 29, 1988)                                                        I/B/R

    4.2        By-Laws of the Company, as amended (filed as Exhibit 3.4 to the
               Registration Statement on Form 10 filed on November 18, 1988 and
               declared effective on December 29, 1988)                                  I/B/R

    4.3        Certificate of Designations of Series C Junior Participating Preferred
               Stock of the Company (filed as Exhibit 3 to the Registration
               Statement on Form 8-A filed on August 3, 1989)                            I/B/R

    4.4        Rights Agreement dated as of July 26, 1989 between the Company and
               NCNB Texas National Bank (filed as Exhibit 2 to the Registration
               Statement on Form 8-A filed on August 3, 1989)                            I/B/R

    4.5        Form of Right Certificate of the Company (filed as Exhibit 1 to the
               Registration Statement on Form 8-A filed on August 3, 1989)
                                                                                         I/B/R

    4.6        Certificate of Designations of the $2.25 Cumulative Convertible
               Exchangeable Preferred Stock of the Company (Exhibit 4.1 to the
               Quarterly Report on Form 10-Q for the quarter ended September 30,
               1993)                                                                     I/B/R


    4.7        Form of Common Stock Certificate of the Company
               (filed as Exhibit 4.1 to the Registration Statement on Form S-1,
               File No. 33-30923, filed on September 1, 1989 and declared
               effective on October 11, 1989)                                            I/B/R

    4.8        Mobile Telecommunication Technologies Corp. 1990 Executive
               Incentive Plan, as amended, (filed as Exhibit 10 to the
               Quarterly Report on Form 10-Q for the quarter ended
               June 30, 1995, incorporated herein by reference)                          I/B/R

    4.9        Form of non-qualified stock option agreement (filed as an
               exhibit to Exhibit 10.16 to the Company's Annual Report
               on Form 10-K for the year ended December 31, 1990,
               incorporated herein by reference)                                         I/B/R

    5          Opinion of Counsel

    23.1       Consent of Independent Public Accountants

    23.2       Consent of Counsel (included in Exhibit 5 hereto)


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